News Release

ASCENA RETAIL GROUP, INC. ANNOUNCES FOURTH QUARTER FISCAL 2019 RESULTS;
EXCEEDS GUIDANCE ON SALES AND ADJUSTED OPERATING INCOME

REPORTS LOSS PER SHARE FROM CONTINUING OPERATIONS OF $2.12;
ADJUSTED LOSS PER SHARE FROM CONTINUING OPERATIONS OF $0.13

MAHWAH, NJ - October 3, 2019 - ascena retail group, inc. (Nasdaq - ASNA) (“ascena” or the “Company”) today reported financial results for its fiscal fourth quarter and year ended August 3, 2019.

Fourth Quarter Highlights:

•	Comparable sales were flat;

•
Operating loss was $354 million, which primarily reflects non-cash impairments of goodwill and intangible assets recorded in Fiscal 2019, as well as restructuring costs; adjusted operating income, excluding the non-cash impairment charges and other items as detailed in Note 2, was $16 million;

•	Divestiture of maurices completed;

•	Dressbarn wind down progressing well and on track to complete store closures in December 2019;

•	Returned to normalized inventory levels, well positioned for holiday season;

•	Cash and revolver availability of $725 million; compliant with all covenants; and

•	Two new independent members appointed to the Board of Directors to expand expertise.

Carrie Teffner, Interim Executive Chair of ascena commented, “We made pivotal changes in the back half of Fiscal 2019 as we exited our Value Fashion segment to focus on our brands where we see the biggest profitability potential. Our Board and executive team continue to actively assess the portfolio as we remain laser focused on our key objective of returning to sustainable growth, improving operating margins and optimizing our capital structure as we remain committed to enhancing shareholder value.”

Gary Muto, Chief Executive Officer of ascena commented, "We were pleased to have exceeded our adjusted operating income expectations for the fourth quarter through better than expected comparable sales results and lower operating expenses. In addition, we ended the quarter with a strong cash and liquidity position with no borrowings under our credit facility."

Mr. Muto continued, "Looking ahead, by shifting our focus to our brands and right-sizing our cost structure, we plan to capitalize on the meaningful and differentiated presence our brands have in the marketplace. We are evolving our merchandising strategy to incorporate greater versatility in our assortment while maintaining flexibility to keep pace with her changing desires in order to deepen loyalty with existing customers, reengage lapsed customers and attract new customers. In addition, we are taking steps to enhance our cash position over the course of Fiscal 2020 through a combination of cost saving initiatives, rationalization of our capital expenditures and disciplined working capital management. We are excited by the opportunities that lie ahead as we position ourselves to deliver long term profitable growth and enhance shareholder value.”

Fiscal Fourth Quarter Results - Consolidated

Overview
Current and prior year results include items that the Company does not believe reflect the fundamental performance of its business. The following commentary reflects results from the Company's continuing operations that exclude its maurices brand, which has been classified as a discontinued operation. More information is provided in the Notes to the unaudited condensed consolidated financial information, which is included herein on pages 11 through 16.

Net sales and comparable sales
Net sales for the fourth quarter of Fiscal 2019 were $1,454 million compared to $1,520 million in the year-ago period. Net sales primarily reflect flat comparable sales for the quarter and the unfavorable impact resulting from the 53rd week recorded in the prior fiscal year.

The Company's comparable and net sales data are summarized below:

		Net Sales (millions)
	Comparable Sales	Three Months Ended
		August 3, 2019	August 4, 2018
Ann Taylor	—%	$190.5	$193.9
LOFT	2%	440.2	426.5
Premium Fashion	1%	630.7	620.4

Lane Bryant	(3)%	265.7	294.5
Catherines	(8)%	72.1	88.0
Plus Fashion	(4)%	337.8	382.5

Justice	(5)%	259.0	277.5
Kids Fashion	(5)%	259.0	277.5

Dressbarn	12%	226.7	239.1
Value Fashion	12%	226.7	239.1

Total Company	—%	$1,454.2	$1,519.5

Excluding Dressbarn, the Company's comparable sales for the fourth quarter of Fiscal 2019 was (2)%.

Gross margin
Gross margin decreased to $789 million, or 54.3% of sales, for the fourth quarter of Fiscal 2019, compared to $882 million, or 58.1% of sales in the year-ago period. The decline in gross margin rate from the fourth quarter last year was primarily due to higher promotional activity to address elevated inventory levels.

Buying, distribution, and occupancy expenses
Buying, distribution, and occupancy (“BD&O”) expenses for the fourth quarter of Fiscal 2019 decreased to $275 million, which represented 18.9% of sales, compared to $291 million, or 19.2% of sales in the year-ago period. In terms of dollars, the reduction in expenses was driven by lower occupancy expenses resulting primarily from the fleet optimization program and lower buying expenses reflecting lower compensation-related costs.

Selling, general, and administration expenses
Selling, general, and administrative (“SG&A”) expenses for the fourth quarter of Fiscal 2019 decreased 8% to $421 million, or 28.9% of sales, compared to $459 million, or 30.2% of sales in the year-ago period. The decrease in SG&A expenses was primarily due to lower store expenses resulting from the fleet optimization program, savings from the cost reduction initiatives, mainly reflecting headcount and non-merchandise procurement savings, and the favorable impact resulting from the 53rd week recorded in the prior fiscal year. These items were partially offset by inflationary increases and a non-cash write-off of corporate-related fixed assets.

Operating results
Operating loss for the fourth quarter of Fiscal 2019 was $354 million compared to operating income of $32 million in the year-ago period, and primarily reflects non-cash impairments of goodwill and intangible assets recorded in Fiscal 2019, the gross margin rate declines discussed above, and higher restructuring costs. Excluding the non-cash impairment charges and other items as detailed in Note 2, operating income for the quarter was $16 million.

Provision for income taxes from continuing operations
For the fourth quarter of Fiscal 2019, the Company recorded a tax expense of $29 million on a pre-tax loss of $379 million. The effective tax rate of (7.7)% was lower than the statutory tax rate primarily due to non-deductible impairments of goodwill, a partial federal valuation allowance, and the impact of GILTI.

Net loss and Loss per diluted share
The Company reported a Net loss from continuing operations of $420 million, or $2.12 per diluted share in the fourth quarter of Fiscal 2019, compared to Net income from continuing operations of $16 million, or $0.08 per diluted share, in the year-ago period. Excluding the non-cash impairment charges and other items as detailed in Note 2, the net loss from continuing operations for the quarter would have been $25 million, or $0.13 per share.

Fiscal Fourth Quarter Balance Sheet Highlights

Cash and cash equivalents
The Company ended the fourth quarter of Fiscal 2019 with Cash and cash equivalents of $328 million.

Inventories
The Company ended the fourth quarter of Fiscal 2019 with inventory of $548 million, up 2% from the year-ago period. The Company took meaningful steps in the fourth quarter to bring inventories back in line while improving quality and composition.

Capital expenditures
Capital expenditures totaled $32 million in the fourth quarter of Fiscal 2019, primarily to support new capabilities and strategic initiatives.

Debt
The Company ended the fourth quarter of Fiscal 2019 with total debt of $1,372 million, which represents the balance remaining on the term loan. There were no borrowings outstanding under the Company's revolving credit facility at the end of the fourth quarter of Fiscal 2019 and the Company had $397 million of borrowing availability under its revolving credit facility. The Company is not required to make its next quarterly term loan payment of $22.5 million until November of calendar 2020.

Board of Directors Appointments

Ascena’s Board of Directors appointed two new independent directors, Gary Begeman and Paul Keglevic. Mr. Begeman has served as General Counsel of NII Holdings for several years and previously held senior positions at Sprint and Nextel Communications. He has also served as a non-executive director of a number of privately-owned companies. Mr. Keglevic has served as Chief Executive Officer, as well as Chief Restructuring Officer of Energy Future Holdings. He has also served as Executive Vice President, Chief Financial Officer and Chief Risk Officer at TXU Corporation. Both Gary and Paul bring significant financial and operational expertise with long track records of helping companies enhance value for stakeholders.

First Quarter and Full Year Fiscal Year 2020 Outlook

Due to volatility expected in total consolidated results related to the ongoing wind-down of its Dressbarn brand, the Company is providing guidance for the first quarter of Fiscal 2020 for the consolidated continuing operations of the Premium Fashion, Plus Fashion, and Kids Fashion segments as follows:

- Net sales of $1.100 to $1.125 billion;
- Comparable sales of negative low single digits;
- Gross margin rate of 59.3% to 59.8%;
- Depreciation and amortization of approximately $61 million; and
- Adjusted operating income of $15 million to $35 million.

In addition, for the full year, total capital spending is expected to be between $80 million and $100 million, which represents a significant decrease compared to prior years.

Real Estate

The Company's store information on a brand-by-brand basis for the fourth quarter is as follows:

	Quarter Ended August 3, 2019
	Store Locations Beginning of Q4	Store Locations Opened	Store Locations Closed	Store Locations End of Q4
Justice	831	—	(5)	826
Lane Bryant	731	—	(10)	721
LOFT	670	1	(2)	669
Dressbarn	661	—	(45)	616
Catherines	332	—	(12)	320
Ann Taylor	294	—	(1)	293
Total	3,519	1	(75)	3,445

The above table excludes store count related to maurices, which was sold early in the fourth quarter of Fiscal 2019.

Conference Call Information

The Company will conduct a conference call today, October 3, 2019, at 4:30 PM Eastern Time to review its fourth quarter and full year Fiscal 2019 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (877) 407-3982 prior to the start time, the conference ID is 13694543. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until October 17, 2019 by dialing (844) 512-2921, the conference ID is 13694543, and until November 3, 2019 via the Company’s website at www.ascenaretail.com.

Non-GAAP Financial Results

As noted above, the comparability of the Company's operational results for the periods presented herein has been affected by certain transactions. The Company believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. Non-GAAP measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. These items include costs such as (i) impairments of goodwill and other intangible assets, (ii) costs associated with the wind down of its Dressbarn operations, (iii) restructuring, tangible asset impairments and other related charges including, but not limited to, charges incurred under the Company's cost reduction initiatives, and (iv) the impact of adopting the Tax Reform Act of 2017. Additionally, the GAAP results for Fiscal 2018 reflect an additional week that was recorded by the Premium Fashion segment during the second quarter and the other segments during the fourth quarter. Reference is made to Notes 1 and 2 of the unaudited condensed consolidated financial information included herein for more information and a complete listing of such adjustments.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income and Net income per common share, as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.

Additionally, a reconciliation of the projected non-GAAP operating income, which is a forward-looking non-GAAP financial measure, to operating income, the most directly comparable GAAP financial measure, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as restructuring charges, costs associated with the wind down of Dressbarn, and the tax effect of all such items. As previously stated, the Company has historically excluded these items from non-GAAP financial measures. The Company currently expects to continue to exclude such items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as “expect,” "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “preliminary,” or “range,” and include, without limitation, the Company’s outlook for the first quarter and full year of Fiscal 2020, and risks associated with the ability to achieve a successful outcome for its portfolio brands and to otherwise achieve its business strategies. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that its projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K.

About ascena retail group, inc.

ascena retail group, inc. (Nasdaq: ASNA) is a national specialty retailer offering apparel, shoes, and accessories for women under the Premium Fashion (Ann Taylor, LOFT, and Lou & Grey), Plus Fashion (Lane Bryant, Catherines and Cacique), and Value Fashion (Dressbarn) segments, and for tween girls under the Kids Fashion segment (Justice). ascena retail group, inc. through its retail brands operates ecommerce websites and approximately 3,400 stores throughout the United States, Canada and Puerto Rico.

For more information about ascena retail group, inc. visit: ascenaretail.com, AnnTaylor.com, factory.anntaylor.com, LOFT.com, outlet.loft.com, louandgrey.com, lanebryant.com, Catherines.com, Dressbarn.com, and shopjustice.com.

CONTACT:	For investors:	For media:
	ICR, Inc.	ascena retail group, inc.
	Jean Fontana	Shawn Buchanan
	Managing Director	Corporate Communications
	(646) 277-1214	(212) 541-3418
	Jean.Fontana@icrinc.com	shawn_buchanan@anninc.com

Jessica Schmidt
Senior Vice President
(646) 677-1806
Jessica.Schmidt@icrinc.com

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	Three Months Ended
	August 3, 2019	% of Net Sales	August 4, 2018	% of Net Sales
Net sales	$1,454.2	100.0%	$1,519.5	100.0%
Cost of goods sold	(665.0)	(45.7)%	(637.2)	(41.9)%
Gross margin	789.2	54.3%	882.3	58.1%
Other costs and expenses:
Buying, distribution and occupancy expenses	(275.4)	(18.9)%	(291.3)	(19.2)%
Selling, general and administrative expenses	(420.5)	(28.9)%	(458.6)	(30.2)%
Restructuring and other related charges	(98.6)	(6.8)%	(17.7)	(1.2)%
Impairment of goodwill	(160.9)	(11.1)%	—	—%
Impairment of other intangible assets	(109.9)	(7.6)%	—	—%
Depreciation and amortization expense	(77.7)	(5.3)%	(82.7)	(5.4)%
Operating (loss) income	(353.8)	(24.3)%	32.0	2.1%
Interest expense	(26.9)	(1.8)%	(30.8)	(2.0)%
Interest income and other income, net	1.5	0.1%	0.3	—%
Loss on extinguishment of debt	—	—%	(5.0)	(0.3)%
Loss from continuing operations before (provision) benefit for income taxes	(379.2)	(26.1)%	(3.5)	(0.2)%
(Provision) benefit for income taxes from continuing operations	(29.2)	(2.0)%	19.3	1.3%
Loss from equity method investment	(11.8)	(0.8)%	—	—%
(Loss) income from continuing operations	(420.2)	(28.9)%	15.8	1.0%
Discontinued operations
Income from discontinued operations, net of tax	17.7	1.2%	17.4	1.1%
Gain on disposal of discontinued operations, net of taxes	44.5	3.1%	—
Net (loss) income	$(358.0)	(24.6)%	$33.2	2.2%

Net (loss) income per common share - basic:
Continuing operations	$(2.12)		$0.08
Discontinued operations	0.31		0.09
Total net (loss) income per basic common share	$(1.81)		$0.17

Net (loss) income per common share - diluted:
Continuing operations	$(2.12)		$0.08
Discontinued operations	0.31		0.09
Total net (loss) income per diluted common share	$(1.81)		$0.17

Weighted average common shares outstanding:
Basic	198.0		196.3
Diluted	198.0		199.2

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	Twelve Months Ended
	August 3, 2019	% of Net Sales	August 4, 2018	% of Net Sales
Net sales	$5,493.4	100.0%	$5,566.4	100.0%
Cost of goods sold	(2,432.1)	(44.3)%	(2,334.1)	(41.9)%
Gross margin	3,061.3	55.7%	3,232.3	58.1%
Other costs and expenses:
Buying, distribution and occupancy expenses	(1,120.5)	(20.4)%	(1,149.5)	(20.7)%
Selling, general and administrative expenses	(1,783.7)	(32.5)%	(1,766.2)	(31.7)%
Restructuring and other related charges	(127.7)	(2.3)%	(76.6)	(1.4)%
Impairment of goodwill	(276.0)	(5.0)%	—	—%
Impairment of intangible assets	(134.9)	(2.5)%	—	—%
Acquisition and integration expenses	—	—%	(5.4)	(0.1)%
Depreciation and amortization expense	(299.9)	(5.5)%	(323.5)	(5.8)%
Operating loss	(681.4)	(12.4)%	(88.9)	(1.6)%
Interest expense	(107.0)	(1.9)%	(113.0)	(2.0)%
Interest and other income, net	3.4	0.1%	1.6	—%
Loss on extinguishment of debt	—	—%	(5.0)	(0.1)%
Loss from continuing operations before benefit for income taxes	(785.0)	(14.3)%	(205.3)	(3.7)%
Benefit for income taxes from continuing operations	14.5	0.3%	62.3	1.1%
Loss from equity method investment	(11.8)	(0.2)%	—	—%
Loss from continuing operations	(782.3)	(14.2)%	(143.0)	(2.6)%
Discontinued operations
Income from discontinued operations, net of taxes	76.4	1.4%	103.3	1.9%
Gain on disposal of discontinued operations, net of taxes	44.5	0.8%	—	—%
Net loss	$(661.4)	(12.0)%	$(39.7)	(0.7)%

Net (loss) income per common share - basic:
Continuing operations	$(3.96)		$(0.73)
Discontinued operations	0.61		0.53
Total net loss per basic common share	$(3.35)		$(0.20)

Net (loss) income per common share - diluted:
Continuing operations	$(3.96)		$(0.73)
Discontinued operations	0.61		0.53
Total net loss per diluted common share	$(3.35)		$(0.20)

Weighted average common shares outstanding:
Basic	197.5		196.0
Diluted	197.5		196.0

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Balance Sheets (Unaudited)
(millions)

	August 3, 2019	August 4, 2018
ASSETS
Current assets:
Cash and cash equivalents	$328.0	$231.0
Inventories	547.7	535.1
Prepaid expenses and other current assets	279.3	229.4
Assets related to discontinued operations	—	401.3
Total current assets	1,155.0	1,396.8
Property and equipment, net	847.0	1,106.8
Goodwill	313.5	589.5
Other intangible assets, net	276.6	427.0
Non-current investments	42.1	—
Other assets	65.6	50.4
Total assets	$2,699.8	$3,570.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$336.0	$394.7
Accrued expenses and other current liabilities	333.9	304.0
Deferred income	128.3	108.4
Liabilities related to discontinued operations	—	166.2
Total current liabilities	798.2	973.3
Long-term debt, less current portion	1,338.6	1,328.7
Lease-related liabilities	234.2	260.8
Deferred income taxes	0.6	2.6
Other non-current liabilities	177.2	206.6
Total liabilities	2,548.8	2,772.0
Equity	151.0	798.5
Total liabilities and equity	$2,699.8	$3,570.5

See accompanying notes.

ascena retail group, inc.
Segment Information (Unaudited)
(millions)

	Three Months Ended		Twelve Months Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Net sales (a)(b):
Premium Fashion (c)	$630.7	$620.4	$2,415.1	$2,317.8
Plus Fashion	337.8	382.5	1,240.5	1,340.0
Kids Fashion	259.0	277.5	1,079.1	1,100.0
Value Fashion	226.7	239.1	758.7	808.6
Total net sales	$1,454.2	$1,519.5	$5,493.4	$5,566.4

	Three Months Ended		Twelve Months Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Operating (loss) income (a)(b):
Premium Fashion (c)	$28.1	$52.6	$72.7	$102.3
Plus Fashion (d)	1.6	5.9	(71.4)	0.6
Kids Fashion	(16.3)	(1.5)	(42.4)	18.7
Value Fashion (e)	2.2	(7.3)	(101.7)	(128.5)
Unallocated restructuring and other related charges	(98.6)	(17.7)	(127.7)	(76.6)
Unallocated impairment of goodwill (f)	(160.9)	—	(276.0)	—
Unallocated impairment of other intangible assets (f)	(109.9)	—	(134.9)	—
Unallocated acquisition and integration expenses	—	—	—	(5.4)
Total operating (loss) income	$(353.8)	$32.0	$(681.4)	$(88.9)

	Three Months Ended		Twelve Months Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Non-GAAP adjusted operating income (loss)
Premium Fashion (c)	$28.1	$53.4	$72.7	$109.8
Plus Fashion (d)	1.6	(0.5)	(55.1)	(5.8)
Kids Fashion	(16.3)	(18.8)	(42.4)	1.4
Value Fashion (e)	2.2	(9.7)	(84.3)	(113.8)
Total non-GAAP adjusted operating income (loss)	$15.6	$24.4	$(109.1)	$(8.4)

See accompanying footnotes on the following page.

ascena retail group, inc.
Segment Information (Unaudited)
(millions)

Footnotes to segment tables:

(a) Current year amounts reflect the impact of adopting the new revenue recognition accounting standard in the first quarter of Fiscal 2019. Prior period amounts have not been restated and continue to be reported under the accounting standards in effect for those periods.

(b) The Company's fiscal year ended August 4, 2018 was a 53-week year as the Company conformed to the calendar of the National Retail Federation. The three and twelve months ended August 4, 2018 include the results of the Value Fashion, Plus Fashion and Kids Fashion segments for 14 and 53-weeks, respectively, while the results of the Premium Fashion segment are included for 13 and 53-weeks, respectively. Operating income of $25.3 and $28.1 million from the additional week has been excluded from non-GAAP adjusted operating income for the three and twelve months ended August 4, 2018, respectively. Reference is made to Notes 1 and 2 of the unaudited condensed consolidated financial information included herein for more information and a reconciliation of results on a GAAP basis to a non-GAAP adjusted basis.

(c) Operating loss for the twelve months ended August 4, 2018 includes the impact of non-cash expenses of $9.5 million associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for a reconciliation of results on a GAAP basis to a non-GAAP adjusted basis.

(d) Operating loss includes the impact of non-cash impairment charge of approximately $16.3 million in the third quarter of Fiscal 2019 to write-down store-related assets at the Plus Fashion segment. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for more information and a reconciliation of results on a GAAP basis to a non-GAAP adjusted basis.

(e) Operating loss includes the impact of non-cash impairment charge of approximately $17.4 million in the third quarter of Fiscal 2019 and $17.1 million in the third quarter of Fiscal 2018, primarily to write-down store-related assets at Dressbarn. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for more information and a reconciliation of results on a GAAP basis to a non-GAAP adjusted basis.

(f) Operating loss for the three months ended August 3, 2019 includes the impact of non-cash impairments of goodwill and other intangible assets at the Premium Fashion, Plus Fashion and Kids Fashion segments, which included $160.9 million of goodwill and $109.9 million of other intangible assets. The loss for the twelve months ended August 3, 2019 includes the non-cash impairments of goodwill and other intangible assets previously discussed as well as additional impairments at the Plus Fashion segment in the third quarter of $115.1 million of goodwill and $25.0 million of other intangible assets. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for a reconciliation of results on a GAAP basis to a non-GAAP adjusted basis.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information
(millions, except per share data)

Note 1. Basis of Presentation

Fiscal Period

Fiscal year 2019 ended on August 3, 2019 ("Fiscal 2019") and the three and twelve month periods reflect a 13-week and 52-week period, respectively.

Fiscal year 2018 ended on August 4, 2018 and was a 53-week period (“Fiscal 2018”) as the Company conformed its fiscal periods to the National Retail Federation calendar. The Company's Value Fashion, Plus Fashion, and Kids Fashion segments recognized the extra week in the fourth quarter of Fiscal 2018, whereas the Company's Premium Fashion segment, which historically has followed the National Retail Federation calendar, recognized their extra week in the second quarter of Fiscal 2018 consistent with other retail companies already on that calendar. As a result, the three and twelve months ended August 4, 2018 include the results of the Value Fashion, Plus Fashion and Kids Fashion segments for 14 and 53-weeks, respectively, while the results of the Premium Fashion segment are included for 13 and 53-weeks, respectively.

Discontinued Operations

On May 6, 2019, the Company completed its previously announced sale of its maurices business. As a result of the transaction, the Company's maurices business has been classified as a component of discontinued operations within the consolidated financial statements for all periods presented.

Note 2. Reconciliation of Non-GAAP Financial Measures

The comparability of the Company's operational results reported in accordance with U.S. generally accepted accounting principles ("GAAP") for the periods presented herein has been affected by certain transactions. The Company believes that the non-GAAP financial measures presented below, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. Non-GAAP measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. These items include costs such as (i) impairments of goodwill and other intangible assets, (ii) costs associated with the wind down of the Dressbarn operations, (iii) restructuring, tangible asset impairments and other related charges including, but not limited to, charges incurred under the Company's cost reduction initiatives, and (iv) the impact of adopting the Tax Reform Act of 2017. Additionally, the GAAP results for Fiscal 2018 reflect an additional week that was recorded by the Premium Fashion segment during the second quarter and the other segments during the fourth quarter.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income and Net income per common share, as well as other measures of financial performance and liquidity reported in accordance with GAAP.

The following tables reconcile non-GAAP financial measures to the most directly comparable GAAP financial measures and include Net sales, Gross margin, BD&O expense, SG&A expense, Depreciation and amortization expense, Operating (loss) income, Income tax benefit (provision), Net loss from continuing operations, Diluted net loss per common share from continuing operations and earnings before interest, taxes, depreciation and amortization, as adjusted ("Adjusted EBITDA").

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Twelve Months Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Net sales - reported GAAP basis	$1,454.2	$1,519.5	$5,493.4	$5,566.4
Impact of non-cash purchase accounting adjustments (a)	—	—	—	0.2
Additional week	—	(70.2)	—	(94.8)

Non-GAAP Net sales	$1,454.2	$1,449.3	$5,493.4	$5,471.8

	Three Months Ended		Twelve Months Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Gross Margin - reported GAAP basis	$789.2	$882.3	$3,061.3	$3,232.3
Impact of non-cash purchase accounting adjustments (a)	—	—	—	0.2
Additional week	—	(40.8)	—	(52.5)

Non-GAAP Gross Margin	$789.2	$841.5	$3,061.3	$3,180.0

	Three Months Ended		Twelve Months Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Buying, distribution & occupancy expense - reported GAAP basis	$(275.4)	$(291.3)	$(1,120.5)	$(1,149.5)
Impact of non-cash purchase accounting adjustments (a)	—	—	—	0.1
Additional week	—	2.6	—	3.6

Non-GAAP Buying, distribution & occupancy expense	$(275.4)	$(288.7)	$(1,120.5)	$(1,145.8)

	Three Months Ended		Twelve Months Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Selling, general & administrative expense - reported GAAP basis	$(420.5)	$(458.6)	$(1,783.7)	$(1,766.2)
Impact of non-cash purchase accounting adjustments (a)	—	—	—	3.2
Additional week	—	12.9	—	20.8
Store-related impairment (b)	—	—	16.3	17.1
Charges related to Dressbarn wind down (c)	—	—	17.4	—
Non-GAAP Selling, general & administrative expense	$(420.5)	$(445.7)	$(1,750.0)	$(1,725.1)

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Twelve Months Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Depreciation and amortization expense - reported GAAP basis	$(77.7)	(82.7)	$(299.9)	(323.5)
Impact of non-cash purchase accounting adjustments (a)	—	—	—	6.0

Non-GAAP Depreciation and amortization expense	$(77.7)	$(82.7)	$(299.9)	$(317.5)

	Three Months Ended		Twelve Months Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Operating (loss) income - reported GAAP basis	$(353.8)	32.0	$(681.4)	(88.9)
Impact of non-cash purchase accounting adjustments (a)	—	—	—	9.5
Store-related impairment (b)	—	—	16.3	17.1
Charges related to Dressbarn wind down (c)	—	—	17.4	—
Goodwill and other intangible impairments (d)	270.8	—	410.9	—
Acquisition and integration expenses (e)	—	—	—	5.4
Restructuring and other related charges (f)	98.6	17.7	127.7	76.6
Additional week	—	(25.3)	—	(28.1)

Non-GAAP Operating income (loss)	$15.6	$24.4	$(109.1)	$(8.4)

	Three Months Ended		Twelve Months Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
(Provision) benefit for income taxes from continuing operations - reported GAAP basis	(29.2)	19.3	14.5	62.3
Income tax impact of non-GAAP adjustments (g)	(53.8)	2.1	(77.0)	(24.3)
Income tax impact of federal and state tax valuation allowance (h)	79.5	(1.5)	85.9	21.8
Income tax impact of 2017 Tax Reform Act (i)	—	(17.7)	7.7	(36.9)

Non-GAAP income tax (provision) benefit from continuing operations	$(3.5)	$2.2	$31.1	$22.9

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Twelve Months Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
(Loss) income from continuing operations - reported GAAP basis	(420.2)	15.8	$(782.3)	(143.0)
Impact of non-cash purchase accounting adjustments (a)	—	—	—	9.5
Store-related asset impairments (b)	—	—	16.3	17.1
Charges related to Dressbarn wind down (c)	—	—	17.4	—
Goodwill and other intangible impairments (d)	270.8	—	410.9	—
Acquisition and integration expenses (e)	—	—	—	5.4
Restructuring and other related charges (f)	98.6	17.7	127.7	76.6
Additional week	—	(23.5)	—	(26.3)
Loss on extinguishment of debt	—	5.0	—	5.0
Income tax impact of non-GAAP adjustments (g)	(53.8)	2.1	(77.0)	(24.3)
Income tax impact of federal and state tax valuation allowance (h)	79.5	(1.5)	85.9	21.8
Income tax impact of 2017 Tax Reform Act (i)	—	(17.7)	7.7	(36.9)

Non-GAAP net loss from continuing operations	$(25.1)	$(2.1)	$(193.4)	$(95.1)

	Three Months Ended		Twelve Months Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Diluted net (loss) income per common share from continuing operations - reported GAAP basis	$(2.12)	$0.08	$(3.96)	$(0.73)
Per share impact of non-cash purchase accounting adjustments(a)	—	—	—	0.05
Per share impact of store-related impairment (b)	—	—	0.08	0.08
Per share impact of charges related to Dressbarn wind down (c)	—	—	0.09	—
Per share impact of goodwill and other intangible impairments (d)	1.37	—	2.08	—
Per share impact of Acquisition and integration related expenses (e)	—	—	—	0.03
Per share impact of Restructuring and other related charges (f)	0.49	0.09	0.65	0.39
Per share impact of additional week	—	(0.12)	—	(0.13)
Per share impact of Loss from extinguishment of debt	—	0.03	—	0.03
Per share income tax impact of non-GAAP adjustments (g)	(0.27)	0.01	(0.39)	(0.12)
Per share income tax impact of federal and state tax valuation allowance (h)	0.40	(0.01)	0.43	0.11
Per share income tax impact of 2017 Tax Reform Act (i)	—	(0.09)	0.04	(0.19)

Non-GAAP diluted net loss per common share from continuing operations (j)	$(0.13)	$(0.01)	$(0.98)	$(0.48)

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Twelve Months Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Adjusted EBITDA	$93.3	$107.1	$190.8	$309.1
Impact of non-cash purchase accounting adjustments (a)	—	—	—	(3.5)
Additional week	—	25.3	—	28.1
Store-related asset impairments (b)	—	—	(16.3)	(17.1)
Charges related to Dressbarn wind down (c)	—	—	(17.4)	—
Goodwill and other intangible impairments (d)	(270.8)	—	(410.9)	—
Acquisition and integration expenses (e)	—	—	—	(5.4)
Restructuring and other related charges (f)	(98.6)	(17.7)	(127.7)	(76.6)
Depreciation and amortization expense	(77.7)	(82.7)	(299.9)	(323.5)
Operating loss	(353.8)	32.0	(681.4)	(88.9)
Interest expense	(26.9)	(30.8)	(107.0)	(113.0)
Interest income and other income, net	1.5	0.3	3.4	1.6
Loss on extinguishment of debt	—	(5.0)	—	(5.0)
Loss from continuing operations before benefit for income taxes	(379.2)	(3.5)	(785.0)	(205.3)
(Provision) benefit for income taxes from continuing operations	(29.2)	19.3	14.5	62.3
Income from equity method investment, net of taxes	(11.8)	—	(11.8)	—
Loss from continuing operations	(420.2)	15.8	(782.3)	(143.0)
Income from discontinued operations, net of taxes	17.7	17.4	76.4	103.3
Gain on disposal of discontinued operations, net of taxes	44.5	$—	44.5	—
Net loss	$(358.0)	$33.2	$(661.4)	$(39.7)

(a) Includes the impact of non-cash expenses associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value, calculated in accordance with Accounting Standards Codification 805 - Business Combinations, such as adjustments to depreciation and amortization related to the write-up of ANN's customer relationships and property and equipment and other purchase accounting adjustments, which are primarily lease-related. Such costs are unique to each transaction and the nature and amount of such costs vary significantly based on the size and timing of the acquisitions and the maturities of the businesses being acquired. Previous to the third quarter of Fiscal 2018, we had excluded these costs because we believed that the costs were material to investors and that these non-cash adjustments are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisition. During the third quarter of Fiscal 2018, we concluded that such costs were no longer material and, accordingly we are no longer adjusting for these costs beginning with the third quarter of Fiscal 2018. We will continue to present all prior year quarters as previously adjusted as a supplement to the GAAP information. Amounts recorded in the periods presented are as follows:

	Three Months Ended		Twelve Months Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Net sales	$—	$—	$—	$0.2
Other operating expenses	—	—	—	3.3
Depreciation and amortization	—	—	—	6.0
	$—	$—	$—	$9.5

(b) Operating loss includes the impact of non-cash impairment charges to write-down store-related assets at the Plus Fashion segment in the third quarter of Fiscal 2019 and at the Value Fashion segment in the third quarter of Fiscal 2018.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

(c) Operating loss includes costs associated with the wind down of Dressbarn's operations and primarily include a write-down of store-related assets to fair value and professional fees incurred during the third quarter of Fiscal 2019 in connection with the wind down. Wind down charges incurred during the fourth quarter of Fiscal 2019 have been classified within Restructuring and other related charges.

(d) Operating loss includes the impact of non-cash impairment charges reflecting a write-down of goodwill and other intangible assets to fair value based on the results of an interim test during the third quarter of Fiscal 2019 and a year-end impairment test in the fourth quarter of Fiscal 2019.

(e) Primarily reflects professional fees and other costs related to the acquisition of ANN INC.

(f) Reflects (i) severance and professional fees incurred under the Company's Change for Growth program and other cost reduction initiatives in both years, (ii) severance costs and professional fees associated with the wind down of Dressbarn's operations in the fourth quarter of Fiscal 2019, (iii) a non-cash write-down of Dressbarn's corporate headquarters building to fair market value in the fourth quarter of Fiscal 2019, (iv) the write-down of a corporate-owned office building in Duluth, MN to fair market value as a result of the sale of maurices in the fourth quarter of Fiscal 2019, and (v) write-downs of fixed assets resulting from program activities related to the Company's fleet optimization program in Fiscal 2018. Amounts recorded in each period presented are as follows:

	Three Months Ended		Twelve Months Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Professional fees and other related charges	$10.6	$16.0	$39.3	$59.2
Severance and retention	42.6	(0.7)	43.0	5.7
Impairment of assets	45.4	2.4	45.4	11.7
	$98.6	$17.7	$127.7	$76.6

(g) Represents the income tax impact applicable to each non-GAAP adjustment described above.

(h) Due to the limitations placed on the use of federal and state income tax net operating losses, the Company established a partial valuation allowance for its federal and state net operating losses during Fiscal 2019 and 2018. Because this expense is significant, and non-cash in nature, the Company has excluded the expense attributable to these valuation allowances from its non-GAAP results.

(i)
Reflects adjustments made by the Company in adopting the 2017 Tax Reform Act (the "2017 Act") consistent with the relief provided by the SEC in Staff Accounting Bulletin No. 118. Fiscal 2018 reflects the Company's initial assessment of adopting the 2017 Act. The Company completed its assessment during the second quarter of Fiscal 2019 and recorded $2.5 million of additional federal and state transition tax and a $5.2 million valuation allowance resulting from the impact of GILTI on its U.S. federal net operating loss carryforward.

(j) Reflects the impact on EPS of using 198.0 and 197.5 million weighted average common shares for both GAAP net loss per diluted common share and adjusted net loss per diluted common share for the three and twelve months ended August 3, 2019, respectively. Also reflects the impact on EPS of using 196.3 and 196.0 million weighted average common shares for both GAAP net loss per diluted common share and adjusted net loss per diluted common share for the three and twelve months ended August 4, 2018, respectively. The number of weighted average basic and diluted common shares for all periods presented are equal as the impact of potentially dilutive stock options and restricted stock units was anti-dilutive under the treasury stock method due to the net loss reported during the period.